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Exhibit 23.3

Consent of Independent Certified Public Accountant

        We hereby consent to the use in this Registration Statement on Form S-4 for Western Sierra Bancorp of our report dated January 31, 2003 (except for Note 15, as to which the date is March 13, 2003) relating to the financial statements of Central Sierra Bank as of December 31, 2002 and for the year then ended.

        We further consent to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ Perry-Smith LLP

Sacramento, California
April 25, 2003

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Consent of Independent Certified Public Accountant